Exhibit 10.12

Subordinated special payment money consumer loan contract

certificate

(1) Borrowed amount	300,000,000 yen
(2) Use	Long-term working capital
(3) Repayment period	Reiwa 8 November 30
(4) Reimbursement Method	Lump sum repayment
(5) Annual interest	0.45% per year However, the interest rate after December 12, Reiwa 2 is in accordance with Article 19 of the special clause stated on the back.
(6) Interest payment method and timing	Reiwa 1 December 31 as the first installment after the last day of each month The previous month’s amount is deferred.
(7) Other contract matters

DR. C Pharmaceutical Co., Ltd. (hereinafter referred to as “B”). The Japan Finance Corporation (hereinafter referred to as “A”). Handled by the Small and Medium Enterprise Business Division. I borrowed money from the method of deed loan according to the conditions on the left and the special clause listed on the back, and received it. v To prove this contract, an original deed is prepared, and A and B each retains the original and B keeps a copy of it.

December 12, Reiwa

Address: 1-9-4 Otemachi, Chiyoda-ku, Tokyo

A	Japan Finance Corporation

1-14-9 Nishi-Shinjuku, Shinjuku-ku, Tokyo

Japan Finance Corporation Shinjuku Branch

manager

Small and medium-sized enterprise business manager Seiji Ichikawa

Address: 〒163-1302 Shinjuku Island Tower 2F, 6-5-1

Nishi-Shinjuku, Shinjuku-ku, Tokyo

B.	DR.C Pharmaceutical Co., Ltd. Representative Director Narumi Okazaki

(Loan Receipts)

Article 1 B deposited the loan to A free of charge, and A received it.

2.	A shall collect the loan deposited by B pursuant to the preceding paragraph (hereinafter referred to as the “Loan Receipt”). In addition, the payment will be made based on the loan acceptance and withdrawal method proposed by the B user according to the list of use of the safe money, etc. However, we will not raise any objection to the amount and timing of the disbursement even if we change it.

3.	If the Company disburses the loan acceptance amount to the User by cheque, if the Company determines that the seal stamped on the document prescribed by the Party submitted by the User is consistent with the seal of the notification, the Company shall not be held responsible for any damage caused in connection with the withdrawal.

4.	The User shall not pass on or pledge the Loan Receivables to any person.

5.	During the period of acceptance of the Loan Receipt, the Company shall not accrue interest on the amount of the Loan Receipt in the amount of the Loan Receipt.

6.	When an order or notice is sent to the Receivables for Advance Seizure, Preservation Seizure, or Seizure, even if there is no notice from the A, the User shall naturally lose the benefit of the time limit for the Loan Obligations regardless of the time limit specified in this Certificate, and shall not raise any objection to the Receivables for the Loan Receipts and the Loan Receivables against B at any time, even if they are matched in the equivalent amount.

(Term Waiving)

Article 2 B shall not repay all or part of the Loan Obligation before the due date without the consent of the Company.

2.	If the User makes an early repayment with the consent of the Company, the User shall immediately pay the prepayment fee to the Company in accordance with the provisions of Paragraph 1 of the “Confirmation Matters for the Use of Public Treasury Funds”.

3.	Even if a person other than the second person makes a repayment of the time limit, the same shall apply to Paragraphs 1 and 2.

(Elimination of Anti-Social Forces)

2.	Article 2-2B refers to a person who is currently an organized crime group, a member of an organized crime group, a person who has ceased to be a member of an organized crime group for less than 5 years, an associate member of an organized crime group, an organized crime group-related company, a general meeting house, etc., a social movement, etc., or a person with special intelligence, etc., and other equivalent persons. (Hereinafter referred to as “gang members, etc.”.) and any of the following items, and we promise that we will not fall under any of the following items. Having a relationship in which it is recognized that gang members are controlling management.

1.	Having a relationship in which it is recognized that the members of the organized crime group are substantially involved in management.

2.	The applicant must have a relationship that is recognized as unfairly using a member of an organized crime group, etc., such as for the purpose of seeking unfair benefits for oneself, the company, or a third party, or for the purpose of causing damage to a third party.

3.	Having a relationship that is recognized as being involved in providing funds or convenience to members of organized crime groups, etc.

0.	(5)The officer or the place substantially involved in management has a socially reprehensible relationship with the members of organized crime groups, etc.

2.	The User undertakes not to use itself or a third party to commit any of the following acts:

1.	Violent demands

2.	(ii) Unreasonable demands beyond legal responsibility

3.	Acts that threaten or act or use violence in relation to transactions

4.	Acts of spreading rumors, using deception or force to damage the credibility of the Company, or interfere with the Company’s business.

5.	Other acts equivalent to the preceding items

3.	Even if damage occurs due to the application of the provisions of Paragraph 2, Item 5 of the following Article, we will not make any claim against the Company. In addition, if damage occurs to us, we will be responsible for it.

(Loss of Benefit of Time)

Article 3 In the event that any of the following items apply, the User shall immediately repay the Loan Obligation and all of the debts incidental thereto without notice or reminder from the Company.

1.	Commencement of bankruptcy proceedings, civil rehabilitation proceedings, commencement of corporate reorganization proceedings, or commencement of special liquidation (hereinafter collectively referred to as “legal bankruptcy proceedings”). When there is a petition.

2.	When the User stops paying.

3.	When the User receives a suspension of trading at the clearing house.

4.	When the location of this person is unknown to A due to reasons attributable to this blame, such as failing to report a change of address. 2. When the User receives a request from the Company in the case where the Company deems that the Company falls under any of the following items, the User shall immediately settle all or part of the Loan Debt and all debts incidental thereto in accordance with the instructions of the Company, regardless of the repayment deadline for the Loan Fund.

1.	The Fund is used in violation of the provisions of Article 4 or is not used for a long period of time after the deposit.

2.	When the User fails to repay the Loan Debt and any other debts incidental thereto or part of the debt to the Company on the due date.

0.	When the User fails to comply with the provisions set forth in this Certificate or the instructions of the Company based on the provisions there of.3 -2 When B falls under the conditions set forth in Paragraph 2, Item 2 of “Matters to be Confirmed in the Use of Public Treasury Funds”.

3.	(iv)when B makes a factual request or report to A regarding the Borrowing of the Funds or until the entire debt of the Loan is repaid after the borrowing, or fails to make a request or report of the necessary facts.

4.	When it is found that B has committed an act that falls under any of the items of paragraph 1 of the preceding Article, or any of the items of paragraph 2 of the same Article, or has made a false declaration regarding a representation or commitment based on the provisions of paragraph 1 of the same Article.

5.	Provisional seizure, preservation foreclosure, or seizure for other debts (excluding those pertaining to loan receipt receivables as set forth in Article 1, Paragraph 6). When an order or notice is sent, or an application for auction is received, or when the child dies or is dissolved.

6.	When the User violates the provisions of Articles 11 to 14.

7.	When the management improvement plan of Article 21 cannot be measured without reasonable reasons.

8.	In addition to the preceding items, when a reasonable reason requiring the preservation of receivables arises.

(Use of Funds)

Article 4 B shall use the Borrowed Funds only for the purposes described in the Certificate and the List of Uses of Funds, and shall not divert them for any other purpose, except in the case of receiving the approval of the Company.

2.	If all or part of the Borrowed Funds are long-term working capital, the Company shall not use such long-term working capital for any of the following purposes:

1.	Use for anything not directly related to the business, or for use in a business that is not subject to a loan by the Company.

0.	To use it as a mere substitute for existing borrowings from financial institutions.

2.	Lending funds to a third party or using them for speculation or other purposest hat significantly deviate from the purpose of borrowing.

3.	If the User uses the Borrowed Funds, the Company shall clarify the use of the Borrowed Funds for accounting purposes.

(Changes in interest rates due to financial conditions)

Article 5 B agrees that in the event of a change in financial conditions or other reasonable reasons, B may change the interest rate pertaining to the Loan to the extent that it is generally carried out.

(Deferred Interest)

Article 6 In the event of a delay in payment of the principal and interest of the Loan Obligation, except in the case of approval by the Company, the Company shall pay the Company compensation for damages at the rate of 9% per year according to the number of days of the extension.

(Non-Guaranteed Contract, etc.)

Article 7 A and B shall not be secured at all by mortgage or other security interests that A has against B for the Loan Obligation, and shall not establish new collateral.

2.	The Company and the User shall agree that the loan obligation is guaranteed by a third party (including physical guarantees). The same applies hereinafter in this section. The User shall not entrust a third party with a guarantee for the Loan Obligation, nor shall it allow a third party to repay or undertake the Loan Obligation without the prior written approval of the Company.

(Subordinated Special Contract)

If legal bankruptcy proceedings are commenced in relation to Article 8B   ,the distribution of the receivables pertaining to the Loan Obligation in the legal bankruptcy proceedings shall be inferior to the subordinated receivables in the legal bankruptcy proceedings (other receivables in the case of special liquidation).

(Appropriation of Reimbursement)

Article 9 In the event that several  benefits should be made as repayment of the Loan Debt and all debts incidental thereto, or if there are other debts from the User and the repayment is made insufficient to extinguish all of the debts, the Company may appropriate the loan at any time in the order method deemed appropriate by the Company, and the User shall not raise any objection to the amount thereof.

(Transfer of Rights)

Article 10 B shall not raise any objection to the transfer of the Loan Receivables and all receivables incidental thereto by A to any person.

(Representations and Warranties)

Article 11 B represents and warrants to the Company the following items:

1.	The Company shall lawfully and appropriately perform all procedures set forth in the Companies Act and all other laws and regulations, as well as these Articles of Incorporation and other internal rules, and shall not violate any contractual restrictions on the number of persons with whom the Agreement shall be miscellaneous and performed.

2.	The contents of the documents and reports submitted to the Company must be true and accurate.

(Notification and Report)

Article 12 In the event of a change in the address, name, trade name or name, capital, representative, or business content, or death, dissolution, or other similar facts, the Company shall promptly notify the Company in writing each time.

2.	If any of the following items apply, the User shall promptly report to the User each time.

1.	When there is or is likely to be a significant change in the status of the Company’s assets or business.

9.	In addition to the cases listed in the preceding item, when the Company receives instructions from the Company.

3.	If the notice made by the User or the documents sent by the User are delayed or notd elivered due to the failure of the User to submit the notification under Paragraph 1, the User shall not raise any objection even if it is deemed to have arrived at the time when it should normally have arrived.

(Submission of Materials and Surveys)

Article 13 B shall submit the following materials to the User within 3 months after the end of each business year.

Copies of the balance sheet, profit and loss statement, business report, statement of changes in shareholders’ equity, etc., and annexes and tax returns for each fiscal year

2.	The User shall prepare the relevant documents necessary for the Company to judge the business conditions, etc., and report it quarterly. The documents to be reported quarterly shall be a trial balance, and if the Company deems it necessary, it shall also be a cash flow statement, a cash flow schedule, and a statement of financial institution transactions.

3.	When deemed necessary, the Company may enter the User’s office, factory, business site, or other necessary places to investigate the business status, documents, books, and other necessary matters, and in this case, the User shall provide the Company ith considerable benefits.

(Avoidance Matters)

Article 14 B shall comply with the following items:

1.	In accordance with the Companies Act and other laws and regulations, as well as fair accounting practices, we will prepare and maintain accounting books, etc. that accurately record transactions, assets, liabilities, etc.

2.	If the success judgment category specified in Article 18-2 is “C” for two consecutive terms and “C” for three consecutive terms, the Company shall accept management guidance from the Company and work on management improvement in accordance with the provisions of Article 21.

(Cost Burden)

Article 15B shall bear all expenses related to the deposit.

2.	If the User entrusts the preparation of a notarized deed on behalf of the User and otherwise pays expenses for the preservation of receivables, the User shall pay the Company compensation for damages at a rate of 8.9% per annum according to the number of days of repayment for the amount equivalent to the amount paid by the Company and, unless approved by the Company.

(Calculation method of interest, etc. if there is a fractional period)

Article 16 If B pays interest on the Loan to A and there is a fractional period of less than one year and more than one year, the interest for the fractional period shall be calculated by multiplying the principal amount by the annual interest rate and the number of days in the current period, and calculating it in 365 minutes regardless of a normal year. 2. If the User pays the Company compensation for damages related to the Honbashi Deposit, the principal amount shall be multiplied by the number of days of the period of arrears or replacement and the percentage per year, and shall be calculated in 365 minutes regardless of normal years. In addition, the calculation of the prepayment fee shall be the same.

(Preparation of notarized deeds)

Article 17 When B receives instructions from A, B shall immediately appoint a notary public to approve the Loan Obligation and all debts incidental thereto and take the necessary procedures to prepare a notarized deed with compulsory execution.

(Good Faith Consultation)

Article 18 In the event of any doubt regarding matters not specified in this Certificate or the interpretation of this Agreement, the First Party and the Second Party shall resolve the matter after consultation in good faith.

(Success Judgment Classification)

Article 18-2 A shall determine this success judgment category in accordance with the following table and Paragraph 3 of “Confirmation Matters for the Use of Public Treasury Funds”.

Judgment Requirements	Successfully judged distinction
Ordinary profit before depreciation and amortization of capital employed exceeded 5%	A
The use of the low price of the capital city but the regular profit margin is more than 0% and less than 5%	B
Ordinary profit margin before depreciation of total capital employed is less than 0%	C

2.	If the User is required to submit a report or materials for the determination of the Successful Judgment Category, the User represents and undertakes to promptly submit a true report or materials to the Company.

(Tobe’s decision)

Article 19The interest rate stated on the front of this Certificate (5) shall be determined in accordance with the following table in accordance with the success judgment category established pursuant to the preceding Article.

成功判定区分	*率
A	* 4.65%
B	* 3.15%
C	* 0.45%

(Measures in the event of a breach of representations and warranties)

In addition to Article 20        , Article 3, if it is found that the User has failed to submit a report or materials or made a false report in violation of the representations and commitments made pursuant to the provisions of Article 18-2, Paragraph 2, in accordance with the instructions of A, the User shall immediately repay all or part of the Loan obligation and all debts attached thereto in accordance with the instructions of A, regardless of the deadline for repayment of the Loan Fund. Matters to be confirmed when using public treasury funds” shall be paid to the first party within the scope prescribed by law, separate from the late interest set forth in Article 6.

(Submission of Management Improvement Plan Declaration and Efforts for Management Improvement)

Article 21 In the event that the success judgment category becomes “C” for two consecutive terms, the Company shall submit to A a management improvement plan stating the current issues, solutions to the issues, and expected time to be resolved according to the actual situation of the second party, and work on management improvement in accordance with the plan.

2.	When the success rating is “C” for three consecutive terms, the Company shall submit to the Company a management improvement plan stating the current issues, solutions to the issues, expected timing of problem resolution, etc., as well as income and expenditure plans, cash flow plans, financing plans, capital investment plans, and the number of years until ordinary income before amortization becomes profitable, etc., according to the actual situation of the second party, and work on management improvement in accordance with the plan.

(Guidance or Advice)

Article 22New         Business Development Funds (including cases where part of the post-payment is a new business development audit) If the Company deems it necessary for the smooth execution of this project, the Company shall receive guidance or advice from the Company.

2.	If the Company deems it necessary to provide guidance or advice as set forth in the preceding paragraph, the Company shall promptly make the necessary report or extract the necessary materials.

above

December 12, Reiwa 1 Japan

Finance Corporation

Shinjuku Branch Small and Medium-sized Business

Items to check when using public treasury funds

Reiwa 1/12/12 Subordinated Money Consumption Loan Contract (hereinafter referred to as the “Original Contract Certificate”). Borrowings of 300,000 thousand yen (hereinafter referred to as the “Loan”). We will handle it as follows.

1.	Handling of prepayment fees (Article 2 of the Special Contract)

All or part of the Loan will be deposited by the Japan Finance Corporation (hereinafter referred to as the “Public Treasury”). Handled by the Small and Medium Enterprise Business Division. If the repayment is made before the due date, the special clause on the back of the original contract (hereinafter referred to as the “special clause”) will be used. The amount of the prepayment fee specified in Article 2, Paragraph 2 shall be as follows.

1.	If the prepayment is made before the day before the base date for calculating the prepayment fee (November 30, Reiwa 6), the amount shall be calculated based on the interest rate when the success judgment category specified in Article 19 of the Special Contract is set to “A” in accordance with the period from the day after the repayment date to the base date for calculating the prepayment fee. However, for the period during which the Success Judgment Category is determined on the repayment date, the amount shall be calculated based on the interest rate corresponding to the Success Judgment Category.

2.	If the prepayment is made after the base date for calculating the prepayment fee, no prepayment fee shall be incurred.

2.	Loss of profit from the time limit in case of violation of conditions (Article 3, Paragraph 2 of the Special Contract Clause)

1.	The Loan shall be used only for the purposes described in the original contract and the list of use of funds, and shall not be diverted to any other purpose. In this case, if the Company receives a request from the Public Treasury as falling under any of the following tables, the Company shall immediately repay all or part of the Loan obligation and all debts incidental thereto in accordance with Article 3, Paragraph 2, Items 1 and 3 of the Special Contract Clause (hereinafter referred to as “early repayment”) regardless of the repayment deadline of the Loan Fund. I will do it.

1.	When the use is not for any purpose other than those listed in the list.

2.	When all or part of the Loan is not used for a long period of time (including when the Loan is not used due to the cancellation or change of the plan). )。

0.	When the person violates the provisions of the original contract certificate or the instructions of the public treasury.

2.	In addition, if a request is received from the public treasury for falling under any of the matters specified in Appendix 1, the reimbursement will be made in advance in accordance with Article 3, Paragraph 2, Item 3-2 of the Special Contract Clause.

3.	Determination of Success Judgment Category (Special Contract Clause Article 18-2, Article 19)

The judgment of the success judgment category specified in Article 18-2 of the Special Contract Clause shall be made as follows.

However, if the Public Treasury determines that this method of determination is not reasonable, it shall be in accordance with the instructions of the Public Treasury.

1.	According to the borrower’s ordinary profit margin before depreciation of the total capital employed, the success rating category shall be determined as shown in the following table.

Judgment requirements for the success judgment category	Successfully judged distinction
Ordinary profit before depreciation and amortization of total capital employed exceeded 5%	A
Ordinary return before depreciation and amortization of total capital employed is more than 0% and less than 5%	B
Ordinary profit before depreciation of total capital employed is less than 0%	C

2.	The success assessment category will be reviewed every year, and the interest rate will be changed on the interest rate changed ate (December 12th of each year, with the first change being December 12th, 2020; the same applies below) depending on the success assessment category after the review.

3.	The ratio of ordinary profit to total capital employed before depreciation is calculated as follows:

1.	The borrower shall provide the public treasury with the materials listed in Article 13, Paragraph 1 of the Special Contract Clause and the materials instructed by the public treasury as necessary for the determination of the success judgmentc ategory (hereinafter referred to as “financial statements, etc.”). ) within 3 months after the end of each business year of the borrower. If you file an amended return after submission, we will promptly notify you of the contents. In addition, if the borrower has a merger, company split, or other reorganization, etc., the borrower shall promptly submit the most recent financial statements, etc. pertaining to all companies subject to organizational restructuring, etc., to the public treasury.

2.	JFC will calculate the operating profit before depreciation and amortization ratio (ROI) of total capital employed using the following formula based on the most recent financial statements submitted by the day before the two-month anniversary of each interest rate change (or the last day of the month before the month before the interest rate change if the interest rate change occurs at the end of the month). This will determine the success category.Please note that even if there is a change in the fiscal year end, the determination will be made based on the current financial statements.

[Calculation formula] Operating profit before depreciation and amortization ratio of total capital employed = Operating profit before depreciation and amortization (Note) + Total capital employed (Note) Operating profit before depreciation and amortization is generally calculated by adding depreciation expense to the operating profit (or loss) amount in the borrower’s financial statements. However, if an arrangement that is not deemed appropriate for calculating operating profit (or loss) has been made, such as when expenses that do not occur on a regular basis are recorded as sales (manufacturing) cost, selling, general and administrative expenses, or other non-operating losses, the operating profit (or loss) will be adjusted to a figure that the JFC deems appropriate.

3.	In the event that the borrower undergoes a merger, company split, or other reorganization, the operating profit rate before depreciation on total capital employed will be calculated based on the financial statements, etc. listed in the table below.

Effective Date of Reorganization, etc.	Financial statements, etc. subject to the success judgment
If the effective date of a reorganization, etc. is before the day before the anniversary of the second month prior to the next interest rate change date	These are the individual financial statements, etc. of the party (including joint debtors) who will assume the loan obligation after the reorganization, etc. (In the case of a merger or joint debt, these will be aggregated as appropriate.) (Note)
If the effective date of a reorganization, etc. is after the day before the anniversary of the second month prior to the next interest rate change date	These are the individual financial statements, etc. of the borrower.

(Note) Please note that mergers, company splits, and other reorganizations may change the financial statements that are the subject of the success assessment, which may affect the assessment criteria for the success assessment category and result in the applicable interest rate being higher than before.。

4.	The interest rate applicable to the period from the date of conclusion of the original contract certificate to the day before the first interest rate change date was determined based on the result of calculations made by the JFC based on the materials submitted by the borrower, which showed that the operating profit rate before depreciation of total capital employed for the fiscal year ending July 2019 was -226.35%, resulting in a success assessment of “C.

4.	Measures in the event of breach of representations and warranties (Special Provisions Article 20)

If the borrower receives a request from the public treasury for falling under Article 20 of the Special Contract Clause, the borrower shall be required to redeem it in advance and pay the amount calculated by the following formula to the public treasury within the scope prescribed by laws and regulations, separately from the late interest in Article 6 of the Special Contract Clause.

[Calculation Formula]

The total amount of interest that the Borrower will pay to the JBIC if the interest rate corresponding to the success determination category “A” set forth in Article 19 of the Special Provisions is applied for the entire period from the date of conclusion of the Original Agreement to the calculation date of the Early Repayment Fee.

The total amount of interest paid by the borrower to the JBIC from the date of original contract signing to the day before the repayment date Japan Finance Corporation, Inc.

Shinjuku Branch, Small and Medium Enterprise Business

I have accepted the contents of this notice.

December 12, 2019

Address: 2F Shinjuku Island Tower, 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo 1633-1302

Company Name: DR. C Pharmaceutical Co., Ltd.

Representative: Narumi Okazaki, Representative Director

[Direct Investment (Special Capital Enhancement Program for Challenge Support, New Business Capital Loans)]

(Handled by the Small and Medium Enterprise Business Division)

20191210 160543

Appendix 1: Conditions for each applicable fund: Matters regarding profit and loss during the interim period

(This column is blank)

Public Treasury Processing Column
confirmation	in charge

[Direct Lending (Special Capital Enhancement Program for Challenge Support, New Business Capital Loans)]

(Handled by the Small and Medium Enterprise Business Division)

20191210 160543

Input number, Exemption from taxation due to special measures warranty category
1586 0

No revenue stamp
required

Subordinated special payment money consumer loan contract certificate

(1) Borrowing amount	¥ 200,000,000 yen
(2) Mission	Long-term working capital
(3) Repayment period	February 29, Reiwa 14
(4) Compensation method	Lump sum repayment
(5) Interest rate	0.50% per annum However. Reiwa 7 interest rates after February 22 are According to the provisions of Article 19 of the special contract stated on the back.
(6) Payment method and timing	Reiwa 4/3/31 as the first Deferred payment for the previous month at the end of each month.
(7) Other contractual matters

DR.C Medical Medicine Co., Ltd. ̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶ ̶̶̶̶̶̶̶ (hereinafter referred to as “B”). is a subsidiary of the Japan Finance Corporation (hereinafter referred to as “A”). Handled by the Small and Medium Enterprise Business Division. I borrowed money from the person in accordance with the conditions on the left and the special clause stated on the back by the method of certificate loan, and received it.

In order to prove this contract, an original certificate is prepared, and the first party keeps the original and the second party keeps a copy of it.

February 22, Reiwa 4

A

Address: 1-9-4 Otemachi, Chiyoda-ku, Tokyo

Japan Finance Corporation

Tokyo, Shinjuku-ku, Nishi-Shinjuku 1-14-9

Japan Finance Corporation Shinjuku Branch

Manager:

Small and medium-sized enterprise business manager Masakazu Nagase

B

Address: 〒163-1302 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo

Shinjuku i-land Tower 2F

DR.C Medical Medicine Co., Ltd.

Representative Director Narumi Okazaki

At the time of making the pledge [for direct loans (for special loans to strengthen capital to support the challenge of new coronavirus infection countermeasures) (handled by the Small and Medium Enterprise Business Division]

Special Terms

(Loan Receipts)

Article 1 B deposited the Loan with the Company free of charge, and A received it.

2. A shall pay the loan deposited by B pursuant to the preceding paragraph (hereinafter referred to as “Loan Receipt”). The payment will be made based on the loan acceptance and withdrawal method proposed by the B user in accordance with the List of Funds Used, etc. However, the Company shall not object to the amount and timing of the payment even if it is changed by the Company.

3. If the Company disburses the loan receipt to the User by cheque, if the Company determines that the stamp stamped on the document prescribed by the Party submitted by the User is consistent with the seal of the notification, the Company shall not be held responsible for any damage caused by the payment.

4. The User shall not transfer or pledge the Loan Receivables to any person.

5. During the period of acceptance of the Loan Receipt, the Company shall not pay interest on the amount of the Loan Receipt in the amount of the Loan Receipt.

6. If the User transfers or pledges the Loan Receivables to a third party in violation of the provisions of Paragraph 4, or when an order or notice is issued for provisional seizure, preservation seizure, or seizure of the Loan Receivables, the User shall naturally lose the benefit of the time limit with respect to the Loan Obligations, notwithstanding the provisions of the term of this Certificate, even if there is no notice from the A. At any time, we will not raise any objection to the loan receivables and the loan receivables against B even if they are offset in the equivalent amount.

(Prepayment

Article 2 The User shall not repay all or part of the Loan Obligation before the due date.

2. In the event that the User makes an early repayment in violation of the provisions of the preceding paragraph, the User shall obtain the consent of the First Party in advance and immediately pay the prepayment fee to the First Party as a penalty as a penalty in accordance with the provisions of Paragraph 1 of the “Matters to be Confirmed in the Use of Public Treasury Funds”.

3. When a person other than the second party makes an early repayment, the preceding two paragraphs shall apply.

(Elimination of Anti-Social Forces)

Article 2-2 B is a person who has ceased to be a member of an organized crime group, a member of an organized crime group, a person who has not been a member of an organized crime group for less than 5 years, an associate member of an organized crime group, an organized crime group-related company, a general meeting house, etc., a social movement, etc., or a person with special intelligence, etc., and other persons equivalent to these (hereinafter referred to as “organized crime group members, etc.”). and any of the following items, and we promise that we will not fall under any of the following items.

(1) Having a relationship in which it is recognized that the members of the organized crime group are in control of the management.

(2) Having a relationship in which it is recognized that the members of the organized crime group are substantially involved in management.

3□ Have a relationship that is recognized as unfairly using gang members, etc., such as for the purpose of seeking unfair benefits for oneself, the company, or a third party, or for the purpose of causing damage to a third party.

(4) Have a relationship that is recognized as being involved in providing funds, etc. to organized crime group members, etc., or providing convenience.

(0) An officer or a person who is substantially involved in management has a socially reprehensible relationship with a member of an organized crime group, etc.

2. The User undertakes not to use itself or a third party to commit any of the following acts:

1. Violent demands

(ii) Unreasonable demands beyond legal responsibility

3. Acts of threatening words or actions or the use of violence in relation to transactions;

(4) Disseminating rumors, using deception or force to damage the credibility of the Company, or interfering with the Company’s business;

5. Other acts equivalent to the preceding items Even if the Company suffers damage due to the application of the provisions of Paragraph 2, Item 5 of the 3rd Article, the Company shall not make any claim against the Company. Also. If damage occurs to the first party, the second party shall be responsible for the damage. (Loss of Benefit of Time)

Article 3 In the event that any of the following items apply, the User shall naturally lose the benefit of the time limit for the Loan Obligation and shall immediately repay all of the Loan Obligation and all debts incidental thereto even if there is no notice or reminder from the Company.

(1) Commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation (hereinafter collectively referred to as “legal bankruptcy proceedings”) in relation to B. When there is a petition.

(ii) When the User stops paying.

(3) When the User receives a suspension of trading at the clearing house, a suspension of transactions by the Zengin Electronic Receivables Network of All Banks Co., Ltd., or an equivalent measure by another electronic receivables record institution;

(4) When A learns that the whereabouts of the person are unknown due to reasons attributable to this blame, such as failure to report a change of address.

2. When the User receives a request from the Company in the case where the Company deems that the Company falls under any of the following items, the User shall immediately repay all or part of the Loan Debt and all debts incidental thereto in accordance with the instructions of the Company, regardless of the deadline for repayment of the Loan Fund.

(i) When the User uses the Borrowed Funds in violation of the provisions of Article 4, or does not use them for a long period of time after the Borrowing, or when the User prescribes a reasonable period of time to urge the submission of copies of payment evidence based on the provisions of the List of Uses of Funds, but fails to do so within such period.

1-2 When the User sells the assets acquired by the Borrowed Funds without the approval of the First Party, or uses the acquired assets for a purpose different from the original purpose;

(2) When B fails to repay the Loan Debt and any other debts incidental thereto and part of the debt to the Company by Shoni.

(1) When B fails to comply with the provisions stated in this Certificate or the instructions of the Company based on such provisions.

3-2 When B falls under any of the items specified in the attachment to the “Matters to be confirmed in the use of public treasury funds”.

4. When B makes a request or report to A that is different from the facts in relation to the loan of the Funds or until the entire debt of the Loan is repaid after the borrowing, or fails to make a request or report of the necessary facts.

(5) When it is found that B has committed an act that falls under any of the items of paragraph 1 of the preceding Article or any of the items of paragraph 2 of the same Article, or has made a false declaration regarding a representation or promise based on the provisions of paragraph 1 of the same Article.

(6) Provisional seizure, preservation seizure, or seizure by B for other debts (excluding those pertaining to loan receipt receivables as set forth in Article 1, paragraph 6). When an order or notice is sent, or an application for auction is received, or when the child dies or is dissolved.

7. When B violates the provisions of Articles 11, 12, 13 and 14;

(8) When a reasonable reason requiring the preservation of receivables arises in addition to the preceding items.

(Use of Funds)

Article 4 Except in the case of the approval of the Company, the User shall use the Borrowed Funds only for the purposes described in the Certificate and the List of Uses of Funds, and shall not divert them for any other purpose.

2. If all or part of the Loan Funds are long-term working capital, the User shall not use the longterm working capital for any of the following purposes:

(1) Use for anything not directly related to the business or for the use of a business that is not subject to a loan by the Company.

(ii) To use the funds already borrowed from financial institutions as mere substitutes.

(3) Lending funds to a third party, or using them for speculation or other purposes that significantly deviate from the purpose of borrowing.

3. If the User uses the Borrowed Funds, the Company shall clarify the use of the Borrowed Funds for accounting purposes.

(Changes in interest rates due to changes in financial conditions)

Article 5 The User agrees that the interest rate pertaining to the Loan shall be changed by the Company to the extent that it is generally practiced in the event of a change in the financial situation or other reasons.

(Deferred Interest)

Article 6 Unless approved by the Company, if the User delays the payment of the principal and interest of the Loan Obligation, the Company shall pay the Company a compensation for damages at the rate of 8.8% per annum according to the number of days of overdue payment. (Non-Guaranteed Contract, etc.)

Article 7 The Company and the Party shall not be secured in any way by the root mortgage or other security interest that the Company has against the Party, and shall not establish any new collateral.

2. The Company and the Party shall not be satisfied that the loan obligation is guaranteed by a third party (including physical guarantees). The same applies hereinafter in this section. The User shall not entrust a third party with a guarantee for the Loan Obligation, nor shall it allow a third party to repay or undertake the Loan Obligation without the prior written approval of the Company.

(Subordinate Special Contract)

Article 8 If legal bankruptcy proceedings are commenced against User, the order of dividends of the receivables pertaining to the Loan Obligation in the legal bankruptcy proceedings shall be inferior to the subordinated claims in the legal bankruptcy proceedings (other claims in the case of special liquidation).

(Appropriation of Reimbursement)

Article 9 If several benefits should be made as repayment of the Loan Debt and all debts incidental thereto, or if there are other debts from the User and the repayment is made insufficient to extinguish all of the debts, the Company may appropriate the loan at any time in the order in which the Company deems appropriate, and the User shall not object to such appropriation.

(Assignment of Receivables)

Article 10 B shall not object to the transfer of the Loan Receivables and all receivables incidental thereto by the Company to any person.

(Representations and Warranties)

Article 11 B represents and warrants to the Company the following items:

(1) The Company shall lawfully and properly perform all procedures stipulated in the Companies Act and all other laws and regulations, as well as the Articles of Incorporation and other internal rules of the Company regarding the conclusion and performance of this Agreement, and shall not violate any restrictions on the number of persons with whom the Company may have entered into and performed.

2. The contents of the documents and reports submitted to the Party are true and accurate. (Burden of Risk, etc.)

Article 11-2 If the certificate submitted by the User to the User is lost, destroyed, damaged, or delayed due to unavoidable circumstances such as an incident, disaster, accident during transportation, etc., the User shall repay the debt based on the Company’s records such as books, slips, electromagnetic records, etc.

2. In the case of the preceding paragraph, the User shall immediately submit a new certificate upon request from the Company, and the User shall bear the damages incurred at this time, except in cases attributable to the Company.

(Notification and Report)

Article 12 In the event of a change in the address, name, trade name or name, capital, representative, or business content of the User, or if there is a death, dissolution, or other similar facts, the User shall promptly notify the User in writing each time. If any of the following items apply, the User shall promptly report to the User each time.

(i) When there is or is likely to be a significant change in the status of the Company’s assets or business.

( ) In addition to the cases listed in the preceding item, when instructions are received from A.

3. If the notice made by the User or the documents sent by the User are delayed or not delivered due to the failure of the User to submit the notification under Paragraph 1, the User shall not raise any objection even if it is deemed to have been measured at the time when it should normally have arrived.

(Notification of Adult Guardian, etc.)

Article 12-2 When assistance, curatorship, or guardianship is initiated by the judgment of the Family Supreme Court, or when a voluntary guardianship supervisor is appointed, the Party shall immediately notify the Company of the name of the adult guardian, etc., and other necessary matters.

2. The User shall also notify the Company in the event of a cancellation or change in the notification items in the preceding paragraph.

3. The User shall not exercise the right of revocation of any debt to the User incurred before the notification of the preceding two paragraphs.

(Submission of Materials and Surveys)

Article 13 The User shall submit the following materials to the User within 3 months after the end of each business year.

The balance sheet, profit and loss statement, and business report for each fiscal year, as well as the materials instructed by the other party in these annexes (hereinafter referred to as “financial statements, etc.”). )

2. When the User receives instructions from the Company, the User shall submit to the Company the financial statements, etc. pertaining to the parent company, subsidiary, or other persons that the Company recognizes to have a close relationship with the User in terms of the actual management of the Company.

1. When deemed necessary, the Company may enter the User’s office, factory, workplace, or other necessary place to investigate the business status, documents, books, and other necessary matters, and in this case, the User shall provide the Company with substantial benefits.

(Compliance Matters)

Article 14 The User shall prepare and maintain accounting books, etc. that accurately record transactions, assets, liabilities, etc. in accordance with the Companies Act and other laws and regulations, as well as fair accounting practices.

(Cost Burden)

Article 15 The User shall bear all expenses related to the Loan.

2. If the User entrusts the preparation of a notarized deed on behalf of the User and otherwise pays expenses in lieu for the preservation of receivables, the User shall pay the Company an amount equivalent to the amount paid by the User and, unless approved by the Company, shall pay the Company a compensation for damages at a rate of 8.8% per annum according to the number of days of repayment.

(Calculation method of interest, etc. if there is a fractional period)

Article 16 If B pays interest on the Loan to A for a fractional period of less than one year or more than one year, the interest for the period shall be calculated by multiplying the principal amount by the annual interest rate and the number of days of the period, regardless of a normal leap year, and calculating the interest for the period of interest in a leap year by 365 minutes. 2. If the User pays the Company damages related to the Loan to the Company, the principal amount shall be multiplied by the number of days of the period of arrears or replacement and the percentage per year, and shall be calculated in 365 minutes regardless of a normal leap year. In addition, the calculation of the prepayment fee shall be the same.

(Preparation of notarized deeds)

Article 17 When the User receives instructions from the Party, the User shall immediately appoint a notary public to take the necessary procedures to approve the Loan Debt and all debts incidental thereto and to prepare a notarized deed that allows for compulsory execution. (Good Faith Consultation)

Article 18 In the event of any doubt regarding matters not stipulated in this Agreement or the interpretation of this Agreement, the First Party and the Second Party shall resolve the matter after consultation in good faith.

(Success Judgment Classification)

Article 18-2 The Company shall determine this category of success judgment in accordance with the following table and Paragraph 3 of the “Items to be Confirmed in the Use of Public Treasury Funds”.

Judgment Requirements	Success Judgment Classification
Net income after tax of 0 or more	A
Net income after tax less than 0	B

2. If the User is required by the Company to submit a report or materials for the determination of the Successful Judgment Category, the User represents and undertakes to promptly submit a true report or materials to the Company.

(Determination of interest rate)

Article 19 The interest rate stated in the proviso (5) on the front of this Certificate shall be determined according to the category of success judgment determined by the preceding Article as shown in the following table.

Success Judgment Classification	interest rate
A	2.60% per annum
B	0.50% per annum

(Measures in the event of a breach of representations and warranties)

Article 20 In addition to Article 3, if it is found that the User has failed to submit a report or materials in violation of the representations and commitments made pursuant to the provisions of Article 18-2, Paragraph 2, or if it is found that the User has made a false report, it shall immediately repay all or part of the Loan obligation and all debts incidental thereto in accordance with the instructions of the A, regardless of the deadline for repayment of the Loan Fund. Matters to be confirmed when using public treasury funds” shall be paid to the first party within the scope prescribed by law, separate from the late interest set forth in Article 6.

(Governing Law and Jurisdiction)

Article 21 The governing law of this Agreement shall be the laws of Japan.

2. In the event that litigation arises in relation to the Transactions under this Agreement, the district court or summary court with jurisdiction over the location of the Company’s head office or trading branch (or the changed trading branch if the trading branch is changed) shall be the court of jurisdiction in the first instance.

End